Exhibit 99.1

FIS Incoming Chief Executive Officer and Board Commence Review to Strengthen Performance and Drive Value Creation; Board Adds New Independent Director

Jacksonville, FL.— December 15, 2022 — FIS® (NYSE: FIS) (“FIS” or the “Company”), a global leader in financial services technology, announced today that its incoming Chief Executive Officer and Board of Directors (the “Board”) have initiated a comprehensive assessment of the Company’s strategy, businesses, operations and structure with the goal of positioning the Company to drive stronger results, increase shareholder value and enhance client services.

“As I begin my new role as CEO, I am committed to working with our Board and management team to evaluate and pursue the best opportunities for innovation, efficiency and growth, and I am excited to uncover new ways of driving value for all of our stakeholders, including our shareholders and clients,” said Stephanie L. Ferris, President and incoming Chief Executive Officer. “We are taking a hard look at every aspect of our company to define areas for change and develop specific action and improvement plans. The Board and I are fully aligned in implementing this comprehensive review of our businesses. Our goal is to optimize FIS for performance and returns while improving the satisfaction of our clients and employees.”

Thoroughly Assessing Strategy, Operations and Structure to Drive Operational Excellence

This comprehensive assessment, which will be led by Ms. Ferris and the FIS Board, will focus on identifying and optimizing incremental revenue generation, margin improvement and cost reduction opportunities. The review will also evaluate FIS’ business structures and portfolio of assets to ensure optimal configuration and deliver the greatest results for FIS’ clients and shareholders. This assessment will complement and enhance the Company’s ongoing Enterprise Transformation Program.

The review is a priority for the Board and the management team, and the Company has not set a specific deadline or timetable for its completion. The Company does not intend to disclose developments related to the assessments unless and until it determines that further disclosure is appropriate or required by law.

Board Enhancements to Oversee Continued Growth and Transformation

As part of FIS’ ongoing commitment to Board refreshment, and following the Board’s appointment of two new independent directors earlier this year, the Corporate Governance, Nominating and Sustainability Committee of the Board has recommended, and the Board has approved, the appointment of a new highly qualified independent director, Mark A. Ernst, to the Board. As previously disclosed in the Company’s 2022 annual meeting proxy statement, Jeffrey E. Stiefler and Keith W. Hughes will be retiring from the Board at the 2023 Annual Meeting in accordance with Company policies.

In addition, as separately announced, the Company is also implementing a new Board leadership structure featuring an Independent Chairman of the Board.

“We’re pleased to welcome Mark to the Board and believe the Company and our stakeholders will benefit from his experience, skills and leadership,” said Jeffrey A. Goldstein on behalf of the FIS Board as Lead Independent Director and incoming Independent Chairman of the Board. “The Board is unified in its commitment to enhancing shareholder value and working with urgency, as Stephanie and her leadership team conduct these comprehensive business assessments and chart a path forward to deliver upon our mission for our customers and employees.”

Mr. Goldstein concluded, “We are grateful for Jeffrey and Keith’s many years of exemplary service as they reach our mandatory retirement age and are thankful for all of their contributions.”

Ms. Ferris said, “I look forward to the input of Mark, our Board and management team as we engage in these reviews and take the Company forward.”

In connection with this announcement, the Company has entered into a cooperation agreement with the D. E. Shaw group, pursuant to which the D. E. Shaw group has agreed to customary standstill, voting and other provisions. Michael O’Mary, a managing director at the D. E. Shaw group, said, “We are appreciative of our positive and constructive discussions with Stephanie, Jeffrey and the entire FIS Board. The addition of Mark to the Board along with the Board’s commitment to optimize FIS’ business structure, strategy and operations position the Company well to generate significant value for all shareholders. We are confident in Stephanie’s leadership as FIS enters its next phase of growth and look forward to continuing our collaborative work with the Company.”

This announcement also reflects discussions with JANA Partners, a shareholder of the Company. Barry Rosenstein, Managing Partner of JANA Partners, commented: “We appreciate the collaborative engagement we have had with Stephanie Ferris and the Board. We applaud the Company’s leadership changes and commitment to conduct a comprehensive review, and believe these steps leave the Company well positioned to realize its potential and unlock significant shareholder value.”

Goldman Sachs & Co. LLC is serving as financial advisor to FIS, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel.

About Mark A. Ernst

Mr. Ernst currently serves as the Managing Partner at Bellevue Capital LLC, a private investment firm, a role he has held since 2018. Mr. Ernst has more than 25 years of senior management positions in the financial services industry. From 2011 to 2018, Mr. Ernst served as Executive Vice President and Chief Operating Officer of Fiserv, Inc., where he was responsible for the oversight of major operating businesses and support organizations of the enterprise. His focus included enterprise-wide quality improvement and product management efforts, and he provided executive leadership for Fiserv’s operational effectiveness initiatives. Mr. Ernst previously served as deputy commissioner for operations support for the Internal Revenue Service from 2009 to 2010. He has served in various executive roles at H&R Block, Inc., including as Chairman, President and Chief Executive Officer and Chief Operating Officer. Mr. Ernst currently serves as the Chairman of the Board of Directors of the Financial Health Network. He also serves on the Boards of Blucora, Inc. and Lending Tree, Inc. He has previously served on the boards of H&R Block, Inc., Knight Ridder, Inc., Great Plains Energy, Inc. (Currently Evergy) and SCS Transportation (currently SAIA). He received Bachelor’s degrees in Finance and Accounting from Drake University, where he is Chairman of the Board of Trustees, and a Master’s of Business Administration in Finance and Economics from the University of Chicago Booth School of Business, where he has served on its Advisory Board.

About FIS

FIS is a leading provider of technology solutions for financial institutions and businesses of all sizes and across any industry globally. We enable the movement of commerce by unlocking the financial technology that powers the world’s economy. Our employees are dedicated to advancing the way the world pays, banks and invests through our trusted innovation, system performance and flexible architecture. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. To learn more, visit www.fisglobal.com. Follow FIS on Facebook, LinkedIn and Twitter (@FISGlobal).

There can be no assurance that these assessments will result in any specific transactions or operational alternatives being announced or consummated.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance or projections of the Company, projected revenue or expense synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, the outcome of our comprehensive assessment referred to in this release, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

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changes in general economic, business and political conditions, including those resulting from COVID-19 or other pandemics, a recession, intensified international hostilities, acts of terrorism, increased rates of inflation or interest, changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;

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the outbreak or recurrence of the novel coronavirus and any related variants (“COVID-19”) and measures to reduce its spread, including the impact of governmental or voluntary actions such as business shutdowns and stay-at-home orders in certain geographies;

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the duration, including any recurrence, of the COVID-19 pandemic and its impacts, including reductions in consumer and business spending, and instability of the financial markets in heavily impacted areas across the globe;

•	the economic and other impacts of COVID-19 on our clients which affect the sales of our solutions and services and the implementation of such solutions;

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the risk of losses in the event of defaults by merchants (or other parties) to which we extend credit in our card settlement operations or in respect of any chargeback liability, either of which could adversely impact liquidity and results of operations;

•	the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risks of doing business internationally;

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the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

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the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

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the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, the duration and impact of the COVID-19 pandemic, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;

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the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;

•	failures to adapt our solutions to changes in technology or in the marketplace;

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internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

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the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•	the risk that policies and resulting actions of the current administration in the U.S. may result in additional regulations and executive orders, as well as additional regulatory and tax costs;

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competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or changes in those requirements;

•	fraud by merchants or bad actors; and

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other risks detailed in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, in our quarterly reports on Form 10-Q, in our current reports on Form 8-K and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Kim Snider

Senior Vice President

FIS Global Marketing and Corporate Communications

904.438.6278

kim.snider@fisglobal.com

George Mihalos

Senior Vice President

Head of Investor Relations

904.438.6119

georgios.mihalos@fisglobal.com